UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2007
UST INC.
(Exact name of Company as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut		06830

(Address of principal executive offices)		(Zip Code)
(203) 661-1100
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE PAGE
EXHIBIT INDEX
EX-10.1: REVOLVING CREDIT AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
On June 29, 2007, UST Inc. (the “Company”) entered into a new five-year revolving credit agreement (the “Credit Agreement”) by and among the Company, certain financial institutions and other persons from time to time parties thereto (the “Lenders”) and Citibank, N.A., as the Administrative Agent for the Lenders, Citigroup Global Markets Inc. and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Runners and The Bank of Nova Scotia, Calyon New York Branch, PNC Bank, National Association, US Bank, National Association and Citizens Bank of Massachusetts, as Co-Syndication Agents, which will primarily be used for general corporate purposes, including back up to the Company’s issuance of commercial paper, if necessary. The Credit Agreement matures on June 29, 2012, the fifth anniversary of June 29, 2007, subject to the Company’s ability to extend the commitments pursuant to the Credit Agreement. The Credit Agreement replaces the Company’s existing $300 million, three-year revolving credit facility which will expire on July 9, 2007 (the “Previous Credit Facility”). The Company had no direct borrowings under the Previous Credit Facility at June 29, 2007.
The Credit Agreement provides for a $300 million revolving credit facility, which the Company may elect to increase to $500 million subject to certain terms as described in the Credit Agreement. The Credit Agreement also includes a subfacility for letters of credit issued by the Lenders and competitive bids. The Company is not borrowing under the Credit Agreement at this time, but may borrow from time to time as opportunities and needs arise.
Amounts outstanding under the Credit Agreement bear interest, at the Company’s option, at Citibank, N.A.’s base rate or at the Eurodollar rate equal to the London InterBank Offered Rate (LIBOR) plus, the case of Eurodollar loans, the applicable margin for such loans which ranges between (a) 0.175% and 0.450% per annum if less than 50% of the revolving credit facility has been drawn, and (b) 0.225% and 0.550% per annum if 50% or more of the revolving credit facility has been drawn, calculated on the basis of the Company’s long-term senior unsecured non-credit-enhanced debt ratings (the “Rating”). The Company will pay a quarterly commitment fee on the undrawn portion of the revolving credit facility equal to 0.045% to 0.100%, calculated on the basis of the Rating.
The Credit Agreement contains customary representations and warranties, as well as customary negative and affirmative covenants. Negative covenants include, among others, certain restrictions on business activities, liens, consolidations, mergers, sales of all or substantially all assets and transactions with affiliates. In addition, the Credit Agreement requires that the Company maintain the following financial covenant: a ratio of EBITDA minus capital expenditures to interest and dividends not less than 1.00 to 1.00.
The Credit Agreement also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.
The description of the Credit Agreement contained herein is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth above in item 1.01 with respect to the termination of the Company’s Previous Credit Facility is incorporated herein by reference into this Item 1.02. The Previous Credit Facility is among the Company, The Bank of Nova Scotia, as Administrative Agent, and Calyon New York Branch, PNC Bank, National Association, and US Bank, National Association, as Co-Syndication Agents.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 regarding the Credit Agreement is incorporated herein by reference into Item 2.03(a).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	$300,000,000 Five-Year Revolving Credit Agreement, dated as of June 29, 2007, among UST Inc., certain financial institutions and other persons from time to time parties thereto (the “Lenders”) and Citibank, N.A., as the Administrative Agent for the Lenders, Citigroup Global Markets Inc. and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Runners and The Bank of Nova Scotia, Calyon New York Branch, PNC Bank, National Association, US Bank, National Association and Citizens Bank of Massachusetts, as Co-Syndication Agents.

SIGNATURE PAGE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2007	UST INC.
	By:	/s/ MARIA R. SHARPE
		Name:	Maria R. Sharpe
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	$300,000,000 Five-Year Revolving Credit Agreement, dated as of June 29, 2007, among UST Inc., certain financial institutions and other persons from time to time parties thereto (the “Lenders”) and Citibank, N.A., as the Administrative Agent for the Lenders, Citigroup Global Markets Inc. and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Book Runners and The Bank of Nova Scotia, Calyon New York Branch, PNC Bank, National Association, US Bank, National Association and Citizens Bank of Massachusetts, as Co-Syndication Agents.